Exhibit 10.1

UNOVA, INC.

2004 OMNIBUS INCENTIVE COMPENSATION PLAN

Approved May 6, 2004

Restated to reflect Amendment No. 1 as of May 16, 2006

UNOVA, INC.
2004 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1.         Purpose; Definitions

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and other employees and to provide the Company and its Subsidiaries with a stock plan providing incentives directly linked to the profitability of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” means, individually or collectively, a grant under this Plan of Stock Appreciation Rights, Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards.

“Award Agreement” means either (i) a written agreement entered into by the Company and an Eligible Individual setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to an Eligible Individual describing the terms and provisions of such Award.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award granted to an Eligible Individual as described in Section 9.

“Change of Control” has the meaning set forth in Section 13(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Commission” means the Securities and Exchange Commission, or any successor agency.

“Committee” means the Committee referred to in Section 2.

“Company” means UNOVA, Inc., a Delaware corporation.

“Covered Employee” means an Eligible Individual who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

“Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Section 10.

“Disability” means permanent and total disability as determined for purposes of the Company’s Long Term Disability Plan for the staff of the Company’s corporate headquarters.

“Early Retirement” means retirement from employment with the Company, a Subsidiary, or Affiliate in circumstances in which the employee would be entitled to receive retirement benefits under the pension plan of the Company, a Subsidiary, or an Affiliate under which such employee is covered.

“Eligible Individuals” means officers or other employees of the Company or any of its Subsidiaries and Affiliates and prospective employees who have accepted offers of employment from the Company, a

Subsidiary, or an Affiliate who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, its Subsidiaries, or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” or “FMV” means , as of any given date, the average of the highest and lowest per share sales prices reported for a Share during normal business hours on the New York Stock Exchange (“NYSE”) for such date, , if traded thereon, or, if not traded thereon, on a national securities exchange, if traded thereon, or, if not traded thereon, the average of the high and low or closing bid and asked prices reported on another reporting system that provides such information on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

“Freestanding SAR” means a SAR that is granted independently of any Stock Options, as described in Section 6.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Section 5 to an Eligible Individual and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Normal Retirement” means retirement from active employment with the Company or a Subsidiary or an Affiliate as provided for in such entity’s retirement or pension plan, as applicable.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 9.

“Performance Measures” means measures as described in Section 10 on which Qualified Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify as Qualified Performance-Based Awards.

“Performance Period” means the period of time during which the Performance Measures must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted to an Eligible Individual, as described in Section 8.

“Performance Unit” means an Award granted to an Eligible Individual, as described in Section 8.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Measures, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 7.

“Plan” means the UNOVA, Inc. 2004 Omnibus Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Year” means the Company’s fiscal year, which begins January 1 and ends December 31.

“Qualified Performance-Based Award” means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

“Restricted Stock” means an Award granted under Section 7.

“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 7, except no Shares are actually awarded on the date of grant.

“Retirement” means Normal or Early Retirement.

“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Share” means a share of common stock, par value $.01 per share, of the Company.

“Stock Appreciation Right” means an Award granted under Section 6.

“Stock Option” means an Award granted under Section 5.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Tandem SAR” means a SAR that is granted in connection with a related Stock Option pursuant to Section 6 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).

“Termination of Employment” means the termination of the Eligible Individual’s employment with the Company and any of its Subsidiaries or Affiliates.  An Eligible Individual employed by a Subsidiary or Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, and the Eligible Individual does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries or Affiliates shall not be considered Terminations of Employment.  If so determined by the Committee, an Eligible Individual shall be deemed not to have incurred a Termination of Employment if the Eligible Individual enters into a contract with the Company, a Subsidiary, or an Affiliate providing for the rendering by the Eligible Individual of consulting services to the Company or such Subsidiary or Affiliate on terms approved by the Committee; however, Termination of Employment of the Eligible Individual shall occur when such contract ceases to be in effect.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.         Administration

The Plan shall be administered by the Compensation, Governance and Nominating Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two independent directors, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

Among other things, the Committee shall have the authority, subject to its power to delegate its authority as described below and subject to the other terms of the Plan:

(a)          To select the Eligible Individuals to whom Awards may from time to time be granted;

(b)         To determine the number of Shares or other amount to be covered by each Award granted hereunder;

(c)          To determine the terms and conditions of any Award granted hereunder, any vesting condition, restriction or limitation (which may be related to the performance of the Eligible Individual, the Company, any Subsidiary, or Affiliate, or any business unit of the Company, Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(d)         To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Measures; provided, however, that the Committee may not increase the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Measures associated therewith or cause such Qualified Performance-Based Award to vest earlier than permitted;

(e)          To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred; and

(f)            To determine under what circumstances an Award may be settled in cash or Shares.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or regulation or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that no such delegation may be made that would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.  Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.         Share Authorization

(a)          Shares Subject to the Plan.  The maximum number of Shares that may be issued to Eligible Individuals and their beneficiaries under the Plan shall be three million (3,000,000) Shares.  Shares issued under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b)         Incentive Stock Option Limit.  Subject to the limit set forth in Section 3(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be two million (2,000,000).

(c)          Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued.  Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan.  Moreover, if the option price of any Stock Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards.

(d)         Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Qualified Performance-Based Award, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(i)                         Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Eligible Individual shall be seven hundred fifty thousand (750,000).

(ii)                      SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Eligible Individual shall be seven hundred fifty thousand (750,000).

(iii)                   Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Eligible Individual shall be two hundred fifty thousand (250,000).

(iv)                  Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that an Eligible Individual may receive in any one Plan Year shall be two hundred fifty thousand (250,000) Shares, or equal to the value of two hundred fifty thousand (250,000) Shares determined as of the date of vesting or payout, as applicable.

(v)                     Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of one hundred thousand (100,000) Shares or the value of one hundred thousand (100,000) Shares determined as of the date of vesting or payout, as applicable.

(vi)                  Other Stock-Based Awards:  The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 9 in any one Plan Year to any one Eligible Individual shall be one hundred thousand (100,000) Shares.

(vii)               Covered Employee Annual Incentive Awards:  The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Section 11.

(e)          Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Eligible Individuals’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of Performance Measures and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Eligible Individuals under the Plan.

SECTION 4.         Eligibility

Awards may be granted under the Plan to Eligible Individuals.  No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company or its Subsidiaries and Affiliates.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

SECTION 5.         STOCK OPTIONS

(a)          Grant of Stock Options.  Subject to the terms and provisions of the Plan, Stock Options may be granted to Eligible Individuals in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided, however, that ISOs may be granted only to eligible employees of the Company or of any corporate Subsidiary or Affiliate (as permitted by Section 422 of the Code and the regulations thereunder).

(b)         Award Agreement.  Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the option price, the maximum term of the Stock Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an ISO or a NQSO.

(c)          Option Price.  The option price for each grant of a Stock Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement.  The option price shall be based on not less than one hundred percent (100%) of the FMV of the Shares on the date of grant.

(d)         Term.  Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Stock Options granted to Eligible Individuals that are employed by the Company, a Subsidiary or an Affiliate outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten (10) years.

(e)          Exercise of Stock Options.  Stock Options granted under this Section 5 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Eligible Individual.

(f)            Payment.  Stock Options granted under this Section 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

(g)         Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option granted under this Section 5 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

(h)         Termination of Employment.  Each Eligible Individual’s Award Agreement shall set forth the extent to which the Eligible Individual or his or her personal representative shall have the right to exercise the Stock Option following termination of the Eligible Individual’s employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Eligible Individual, need not be uniform among all Stock Options issued pursuant to this Section 5, and may reflect distinctions based on the reasons for termination.

(i)             Transferability of Options.

(a)                      Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to an Eligible Individual under this Section 5 shall be exercisable during his or her lifetime only by such Eligible Individual.

(b)                     Nonqualified Stock Options. Except as otherwise provided in an Eligible Individual’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Section 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability.  Further, except as otherwise provided in an Eligible Individual’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to an Eligible Individual under this Section 5 shall be exercisable during his or her lifetime only by such Eligible Individual.  With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Eligible Individual shall be deemed to include, as determined by the Committee, the Eligible Individual’s permitted transferee.

(j)             Notification of Disqualifying Disposition.  If any Eligible Individual shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Eligible Individual shall notify the Company of such disposition within ten (10) days thereof.

(k)          Substituting SARs.  Only in the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee may substitute, without receiving Eligible Individual permission, SARs paid only in Stock for outstanding Stock Options; provided, however, that the terms of such SARs are the same as the terms for the Stock Options and the aggregate difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Stock Options.

SECTION 6.         Stock Appreciation Rights

(a)          Grant of SARS.  Subject to the terms and conditions of the Plan, SARS may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARS, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Eligible Individual and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The grant price may include (but not be limited to) a grant price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a grant price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The grant price of Tandem SARs shall be equal to the option price of the related Stock Option.

(b)         Award Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

(c)          Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Eligible Individuals outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

(d)         Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

(e)          Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Stock Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the option price of the underlying ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the option price of the ISO.

(f)            Payment of SAR Amount.  Upon the exercise of a SAR, an Eligible Individual shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)                         The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)                      The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

(g)         Termination of Employment. Each Award Agreement shall set forth the extent to which the Eligible Individual shall have the right to exercise the SAR following termination of the Eligible Individual’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Eligible Individuals, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(h)         Nontransferability of SARs.  Except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement or otherwise at any time by the Committee, all SARs granted to an Eligible Individual under the Plan shall be exercisable during his or her lifetime only by such Eligible Individual.  With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Eligible Individual or payment of any amount to the Eligible Individual shall be deemed to include, as determined by the Committee, the Eligible Individual’s permitted transferee.

(i)             Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Eligible Individual hold the Shares received upon exercise of a SAR for a specified period of time.

SECTION 7.         Restricted Stock and Restricted Stock Units

(a)          Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Eligible Individuals in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Eligible Individual on the date of grant.

(b)         Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(c)          Transferability. Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to an Eligible Individual under the Plan shall be available during his or her lifetime only to such Eligible Individual, except as otherwise provided in an Award Agreement or at any time by the Committee.

(d)         Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Eligible Individuals pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Notwithstanding the foregoing, but subject to the provisions of Section 8 hereof, no Award in the form of Restricted Stock or RSUs, the vesting of which is conditioned only upon the continued service of the Eligible Individual, shall vest earlier than the first, second and third anniversaries of the date of grant thereof, on each of which dates a maximum of one-third of the Shares subject to the Award may vest, and no award in the form of Restricted Stock or RSUs, the vesting of which is conditioned upon the attainment of a specified Performance Goal or Goals, shall vest earlier than the first anniversary of the date of grant thereof.

SECTION 8.         Performance Units/Performance Shares

(a)          Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Eligible Individuals in such amounts and upon such terms as the Committee shall determine.

(b)         Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Eligible Individual.

(c)          Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive a payout of the value and number of Performance Units/Performance Shares earned by the Eligible Individual over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved.

(d)         Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

(e)          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Eligible Individual shall have the right to retain Performance Units and/or Performance Shares following termination of the Eligible Individual’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Eligible Individual, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(f)            Nontransferability.  Except as otherwise provided in an Eligible Individual’s Award Agreement or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Eligible Individual’s Award Agreement or otherwise at any time by the Committee, an Eligible Individual’s rights under the Plan shall be exercisable during his or her lifetime only by such Eligible Individual.

SECTION 9.         Cash-Based Awards and Other Stock-Based Awards

(a)          Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Eligible Individuals, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 3(d)(vi), any Awards of Other Stock-Based Awards which vest on the basis of the Eligible Individual’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Other Stock-Based Awards which vest upon the attainment of Performance Measures shall provide for a performance period of at least twelve (12) months.

(b)         Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Individuals in such amounts and upon such terms, including the achievement of specific Performance Measures, as the Committee may determine.

(c)          Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Eligible Individual will depend on the extent to which the Performance Measures are met.

(d)         Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares, or any combination thereof, as the Committee determines.

(e)          Termination of Employment.  The Committee shall determine the extent to which the Eligible Individual shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Eligible Individual’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Eligible Individual, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(f)            Nontransferability.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, an Eligible Individual’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Eligible Individual. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Eligible

Individual shall be deemed to include, as determined by the Committee, the Eligible Individual’s permitted transferee.

SECTION 10.       Performance Measures

(a)          Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Section 10, the Performance Measures upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Section 11) that is intended to qualify as Qualified Performance-Based Award shall be limited to the following Performance Measures:

(i)                                     Net earnings or net income (before or after taxes);

(ii)                                  Earnings per share (basic or fully diluted);

(iii)                               Net sales growth or bookings growth;

(iv)                              Net operating profit;

(v)                                 Return measures (including, but not limited to, return on assets, capital, net capital utilized, equity, or sales);

(vi)                              Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(vii)                           Earnings before or after taxes, interest, depreciation, and/or amortization;

(viii)                        Gross or operating profit;

(ix)                                Productivity ratios;

(x)                                   Efficiency ratios;

(xi)                                Share price (including, but not limited to, growth measures and total shareholder return);

(xii)                             Expense targets;

(xiii)                          Margins;

(xiv)                         Operating efficiency;

(xv)                            Capital efficiency;

(xvi)                         Strategic targets;

(xvii)                      Economic profit;

(xviii)                   Customer satisfaction;

(xix)                           Working capital targets;

(xx)                              Cash value added (“CVA”); and

(xxi)                           Economic value added (“EVA®”).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Measures pursuant to the Performance Measures specified in this Section 10.

(b)         Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the Section 162(m) Exemption.

(c)          Adjustment of Qualified Performance-Based Awards.  Awards that are designed to qualify as Qualified Performance-Based Awards, and that are held by Covered Employees, may not be increased. The Committee shall retain the discretion to reduce such Awards, either on a formula or discretionary basis or any combination, as the Committee determines.

(d)         Committee Discretion.  In the event that applicable tax and/or securities laws or stock exchange listing requirements change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Qualified Performance-Based Award, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 10(a).

SECTION 11.       Covered Employee Annual Incentive Awards

(a)          Establishment of Incentive Pool.  The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of (i) ten percent (10%) of the Company’s gross profit for the Plan Year, (ii) ten percent (10%) of the Company’s consolidated operating earnings for the Plan Year, (iii) ten percent (10%) of the Company’s operating cash flow for the Plan Year, and (d) ten percent (10%) of the Company’s net income for the Plan Year.  The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year.  In no event may the incentive pool percentage for any one Covered Employee exceed twenty-five percent (25%) of the total pool for the Plan Year.  The sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool for the Plan Year.

(b)         Determination of Covered Employees’ Portions.  As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to reduce such Awards.

SECTION 12.       Term, Amendment and Termination

(a)          Term.  The Plan will terminate on the tenth anniversary of the effective date of the Plan, as provided in Section 18.  Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(b)         Amendment, Modification, Suspension, and Termination.  Subject to Section 12(d), the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Sections 3(d) and 5(k), Stock Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted Stock Option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

(c)          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(e) hereof) affecting the Company or the financial conditions of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Eligible Individuals under the Plan.

(d)         Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Eligible Individual holding such Award.

SECTION 13.       Change of Control Provisions

(a)          Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(i)                         Any Stock Options and SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(ii)                      The restrictions and deferral limitations applicable to any Restricted Stock or RSU shall lapse, and such Restricted Stock or RSU shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii)                   The incentive pool used to determine Covered Employee Annual Incentive Awards shall be based on the gross profit, consolidated operating earnings, operating cash flow or net income of the Plan Year immediately preceding the year of the Change of Control, or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change of Control;

(iv)                  The target payout opportunities attainable under all outstanding Awards of Restricted Stock or Restricted Stock Units whose restrictions are based on performance criteria, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

(v)                     The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Eligible Individuals within thirty (30) days following the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash;

(vi)                  Awards denominated in cash shall be paid to Eligible Individuals in cash within thirty (30) days following the effective date of the Change of Control;

(vii)               Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Eligible Individual and the Company, the Committee shall pay out all Cash-Based and Other Stock-Based Awards; and

(viii)            The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(b)         Definition of Change of Control.  For purposes of the Plan, a “Change of Control” shall mean the happening of any of the following events:

(i)                         An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding Shares of the Company (the “Outstanding Company Shares”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following:  (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (z) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 13(b); or

(ii)                      Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)                   The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the

Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding Shares of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                  The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 14.       Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.       Uncertificated Shares

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which Shares are listed.

SECTION 16.       Withholding

(a)          Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require an Eligible Individual to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

(b)         Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of Performance Measures related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Eligible Individuals may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Eligible Individual, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

SECTION 17.       General Provisions

(a)          The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates or book-entry registration for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares under the Plan prior to fulfillment of all of the following conditions:

(i)                         Listing or approval for listing upon notice of issuance, of such Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

(ii)                      Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)                   Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(c)          Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(d)         The Plan shall not constitute a contract of employment, and neither adoption of the Plan nor the grant of an Award shall confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(e)          The Committee shall establish such procedures as it deems appropriate for an Eligible Individual to designate a beneficiary to whom any amounts payable in the event of the Eligible Individual’s death are to be paid or by whom any rights of the Eligible Individual, after the Eligible Individual’s death, may be exercised.

(f)            In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.  All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(g)         The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h)         Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the company to whom authority was delegated in accordance with Section 2 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or gross negligence or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)             In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)             Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to:

(i)                         Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(ii)                      Determine which employees outside the United States are eligible to participate in the Plan;

(iii)                   Modify the terms and conditions of any Award granted to employees outside the United States to comply with applicable foreign laws;

(iv)                  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as appendices; and

(v)                     Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

SECTION 18.       Effective Date of Plan

The Plan shall be effective as of the date it is approved by the shareholders of the Company.